Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces Second Quarter 2012 Results

MOUNTAIN VIEW, Calif. — August 1, 2012— Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its quarter ended June 30, 2012, which includes the results of Omnicell’s acquisition of MTS Medication Technologies, Inc. (“MTS”) in May 2012.

GAAP results: Revenue for the second quarter of 2012 was $75.4 million, up $11.2 million or 17.5% from the first quarter of 2012, and up $14.4 million or 23.6% from the second quarter of 2011. Revenue for the six months ended June 30, 2012 was $139.5 million, up $21.4 million or 18.1% from the six months ended June 30, 2011.

Second quarter 2012 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $1.4 million, or $0.04 per diluted share. This compares to net income of $2.4 million, or $0.07 per diluted share, in the first quarter of 2012 and net income of $2.6 million, or $0.08 per diluted share, in the second quarter of 2011. For the six months ended June 30, 2012, net income was $3.7 million, or $0.11 per diluted share. This compares to net income of $3.3 million, or $0.10 per diluted share, for the six months ended June 30, 2011.

Non-GAAP results: Non-GAAP net income was $6.7 million for the second quarter of 2012, or $0.20 per diluted share. Non-GAAP net income for the second quarter excludes $2.2 million in stock-based compensation expense. It also excludes the $3.2 million after-tax effect of MTS acquisition costs and the amortization expense for all intangible assets acquired in connection with the acquisition. This compares to non-GAAP net income of $4.6 million, or $0.13 per diluted share, for the first quarter of 2012, which excluded $2.2 million in stock-based compensation expense. Second quarter 2012 results compare to non-GAAP net income of $5.0 million, or $0.15 per diluted share, for the second quarter of 2011, which excluded $2.5 million of stock-based compensation expense.

For the six months ended June 30, 2012, non-GAAP net income was $11.3 million, or $0.33 per diluted share. This excluded $4.4 million in stock-based compensation expense. It also excludes the $3.2 million after-tax effect of MTS acquisition costs and the amortization expense for all intangible assets acquired in connection with the acquisition. For the six months ended June 30, 2011, non-GAAP net income was $8.7 million, or $0.26 per diluted share, excluding $4.8 million in stock-based compensation expense and a $1.0 million pre-tax settlement expense for litigation claims.

“I’m happy to report that in this milestone period, which included the closing of the MTS acquisition and achieving our seventh consecutive annual top KLAS ranking for our automated medication dispensing system, Omnicell second quarter financial results exceeded our expectations,” said Randall Lipps, Omnicell president, chairman and CEO. “The MTS contributions to our business are ahead of projections, the integration is right on track, and our customers have reacted positively as they recognize Omnicell is uniquely positioned to provide the tools to manage medications for their patients wherever they are being treated.”

Omnicell Conference Call Information

Omnicell will hold a conference call today at 5:30 a.m. PT to discuss first quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 13771768. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 6:30 a.m. PT and will be available until 8:59 p.m. PT on August 8. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, conference code # 13771768.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of automation and business information solutions enabling hospitals and other healthcare organizations to streamline the medication administration process and manage costly medical supplies for increased operational efficiency and enhanced patient safety. Through seamless integration with a customer’s existing IT infrastructure, Omnicell solutions empower healthcare facilities to achieve comprehensive automation of medication and supply management from the arrival at the loading dock to the patient’s bedside. Omnicell also provides healthcare facilities with business analytics software designed to improve medication diversion detection and regulatory compliance.

Since 1992, more than 2,600 hospital customers worldwide have utilized Omnicell’s medication automation, supply chain, and analytics solutions to enable them to increase patient safety, improve efficiency and address changing healthcare regulations while providing effective control of costs, charge capture for payer reimbursement and inventory management of medications and supplies.

MTS Medication Technologies, Inc., a wholly-owned Omnicell subsidiary, is a leader in medication adherence packaging systems designed to improve medication dispensing and administration. MTS enables approximately 6,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards while optimizing productivity and controlling costs. The MTS product line includes more than 20 packaging machines and 50 types of consumable products.

For more information about Omnicell, please visit www.omnicell.com. Visit www.mts-mt.com for more information about MTS.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission (SEC) filings and include, without limitation, the our ability to successfully integrate MTS and avoid disruptions in our business, the potential failure to realize the anticipated benefits of the MTS acquisition, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, and the ability of the company to improve sales productivity to grow product backlog, retain key personnel, to cut expenses, to manage future changes in revenue levels, to develop new products and integrate acquired companies, products or intellectual property in a timely and cost-effective manner. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation” as non-GAAP adjustments in each period.

b) Litigation settlement (net of tax).  We recorded an accrual in the first quarter of 2011 for settlement of litigation claims for $1.0 million ($0.6 million net of the $0.4 million income tax effect). This charge is not expected to be recurring and, as such, the financial impact is excluded from our non-GAAP results.

c) Acquisition-related transaction and integration expenses. In connection with our acquisition of MTS, in the second quarter of 2012, we recorded $4.9 million of acquisition transaction and integration costs ($2.9 million net of the $2.0 million tax effect). This charge is not expected to be recurring and, as such, the financial impact is excluded from our non-GAAP results.

d) Intangible assets amortization from business acquisitions. Beginning in the second quarter of 2012 (without revising prior periods), we are also excluding from our non-GAAP results the amortization expense resulting from the MTS acquisition as well as earlier Omnicell acquisitions. This impacts the second quarter and year-to-date non-GAAP results by $0.5 million ($0.3 million net of the $0.2 million tax effect). These non-cash charges, as considered by management, are not reflecting the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i) While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options.  As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense. In addition, we are excluding the transaction and integration costs from the May 2012 MTS acquisition from the results for the three months and six months ended June 30, 2012.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

• Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

• Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues:
Product	$59,269	$48,524	$46,218	$107,793	$88,793
Services and other revenues	16,115	15,619	14,787	31,734	29,372
Total revenue	75,384	64,143	61,005	139,527	118,165

Cost of revenues:
Cost of product revenues	28,600	20,296	19,730	48,896	37,566
Cost of services and other revenues	7,408	8,098	7,468	15,506	15,142
Total cost of revenues	36,008	28,394	27,198	64,402	52,708

Gross profit	39,376	35,749	33,807	75,125	65,457
Operating expenses:
Research and development	5,499	6,494	5,280	11,993	10,120
Selling, general, and administrative	31,446	25,620	24,297	57,066	50,078
Total operating expenses	36,945	32,114	29,577	69,059	60,198
Income from operations	2,431	3,635	4,230	6,066	5,259
Other income and (expense), net	(73)	96	71	23	125
Income before provision for income taxes	2,358	3,731	4,301	6,089	5,384
Provision for income taxes	983	1,380	1,714	2,363	2,127
Net income	$1,375	$2,351	$2,587	$3,726	$3,257

Net income per share:
Basic	$0.04	$0.07	$0.08	$0.11	$0.10
Diluted	$0.04	$0.07	$0.08	$0.11	$0.10

Weighted average shares outstanding:
Basic	33,390	33,365	33,003	33,377	33,093
Diluted	34,316	34,341	33,981	34,329	34,039

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2012	2011
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$54,071	$191,762
Short-term investments	—	8,107
Accounts receivable, net	46,390	38,661
Inventories	25,170	18,107
Prepaid expenses	11,609	10,495
Deferred tax assets	11,197	10,352
Other current assets	7,164	6,107
Total current assets	155,601	283,591

Property and equipment, net	28,965	17,306
Non-current net investment in sales-type leases	9,826	8,785
Goodwill	112,083	28,543
Other intangible assets	87,242	4,231
Non-current deferred tax assets	12,574	11,677
Other assets	9,959	9,716
Total assets	$416,250	$363,849

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,687	$11,000
Accrued compensation	13,323	7,328
Accrued liabilities	9,956	8,901
Deferred service revenue	19,791	19,191
Deferred gross profit	14,478	14,210
Total current liabilities	73,235	60,630

Non-current deferred service revenue	18,471	18,966
Non-current deferred tax liabilities	33,747	—
Other long-term liabilities	3,277	1,339
Total liabilities	128,730	80,935

Stockholders’ equity:
Total stockholders’ equity	287,520	282,914

Total liabilities and stockholders’ equity	$416,250	$363,849

(1)  Information derived from our December 31, 2011 audited Consolidated Financial Statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended
	June 30, 2012		March 31, 2012		June 30, 2011
	Net income	Net income per share- diluted	Net income	Net income per share- diluted	Net income	Net income per share- diluted
GAAP	$1,375	$0.04	$2,351	$0.07	$2,587	$0.08
Non-GAAP adjustments:
Business acquisition costs
Transaction and integration costs for acquisitions (a)	4,855
Amortization of intangible assets acquired by acquisition (b)	558
Subtotal pretax adjustments	5,413		—		—
Income tax effect of non-GAAP adjustments (c)	(2,256)
Subtotal after-tax adjustments	3,157		—		—

ASC 718 share-based compensation adjustment (d)
Gross profit	233		268		383
Operating expenses	1,980		1,939		2,068
Total after-tax adjustments	5,370	0.16	2,207	0.06	2,451	0.07

Non-GAAP	$6,745	$0.20	$4,558	$0.13	$5,038	$0.15

(a) This adjustment is for the incurrence of transaction and integration costs related to our acquisition of MTS in May 2012

(b) Beginning with the second quarter of 2012, we are recognizing the amortization expense resulting from all intangible assets recorded from business acquisitions as a non-GAAP adjustment, including MTS and prior acquisitions.

(c) Tax effects are calculated using the second quarter 2012 effective tax rate.

(d) This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 for the periods shown.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Six months ended
	June 30, 2012		June 30, 2011
	Net income	Net income per share- diluted	Net income	Net income per share- diluted
GAAP	$3,726	$0.11	$3,257	$0.10
Non-GAAP adjustments:
Business acquisition costs
Transaction and integration costs for acquisitions (a)	4,855
Amortization of intangible assets acquired by acquisition (b)	558
Litigation settlement (c)	—		1,000
Subtotal pretax adjustments	5,413		1,000
Income tax effect of non-GAAP adjustments (d)	(2,256)		(380)
Subtotal after-tax adjustments	3,157		620

ASC 718 share-based compensation adjustment (e)
Gross profit	501		750
Operating expenses	3,919		4,093
Total after tax adjustments	7,577	0.22	5,463	0.16

Non-GAAP	$11,303	$0.33	$8,720	$0.26

(a) This adjustment is for the incurrence of transaction and integration costs related to our acquisition of MTS in May 2012

(b) Beginning with the second quarter of 2012, we are recognizing the amortization expense resulting from all intangible assets recorded from business acquisitions as a non-GAAP adjustment, including MTS and prior acquisitions.

(c) This adjustment is for the accrual of a $1.0 million pre-tax settlement in operating expenses ($0.6 million, net of tax effect of $0.4 million) in the first quarter of 2011.

(d) Tax effects are calculated using the second quarter 2012 effective tax rate.

(e) This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 for the periods shown.

Omnicell, Inc.

Calculation of Adjusted EBITDA (1)

(In thousands, unaudited)

	Three Months Ended			Six months ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011

GAAP net income	$1,375	$2,351	$2,587	$3,726	$3,257
Add back:
ASC 718 stock compensation expense	2,213	2,207	2,451	4,420	4,843
Transaction and integration costs for acquisitions, pre-tax	4,855	—	—	4,885	—
Litigation settlement, pre-tax	—	—	—	—	1,000
Interest	(24)	(31)	(75)	(55)	(150)
Depreciation and amortization expense	2,998	2,335	1,942	5,333	3,794
Income tax expense	983	1,380	1,714	2,363	2,127
Non-GAAP adjusted EBITDA (1)	$12,400	$8,242	$8,619	$20,672	$14,871

(1) Defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including stock compensation expense, per ASC 71, as well excluding certain non-GAAP adjustments. The non-GAAP adjustments for the three months and six months ended June 30, 2012 also exclude transaction and integration costs for MTS, acquired in May 2012. The non-GAAP adjustments for the six months ended June 30, 2011 also exclude first quarter 2011 expense for a pre-tax litigation settlement.